Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-167263

PROSPECTUS SUPPLEMENT

(To prospectus dated June 15, 2010)

426,000 Shares of Common Stock

Series A Warrants to Purchase up to 426,000 Shares of Common Stock

Series B Warrants to Purchase up to 426,000 Shares of Common Stock

Common Stock

Series A Warrants

Series B Warrants

We are offering to an affiliated investor, pursuant to this prospectus supplement and the accompanying prospectus, up to an aggregate of 426,000 shares of our common stock, par value $1.00 per share, together with warrants, exercisable for a period of seven months following the closing date, to purchase up to an aggregate of 426,000 shares of common stock (“Series A Warrants”) and warrants, exercisable for a period of 12 months following the closing date, to purchase up to an aggregate of 426,000 shares of common stock (“Series B Warrants”). Each Series A and Series B Warrant entitles the investor to purchase one share of our common stock for every share of common stock purchased by such investor in the offering. The purchase price (the “Per-Share Offering Price”) for each share of common stock and the related Series A and Series B Warrants is $5.87, which is the consolidated closing bid price of our common stock on March 18, 2011 plus $0.250. Each warrant has an exercise price of $5.62 per share (the consolidated closing bid price of our common stock on March 18, 2011). The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Our common stock is traded on the Nasdaq Stock Market (Global Select) (“Nasdaq”) under the symbol “VCBI.” The last reported sale price of our common stock on Nasdaq on March 18, 2011 was $5.65 per share. The warrants will not be listed on any national securities exchange.

Investing in our securities involves risks. See the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

	Per share of Common Stock	Total
Public Offering Price	$5.87	$2,500,620

Neither the Securities and Exchange Commission, nor any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These securities are equity securities. They are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus supplement is March 21, 2011

Prospectus Supplement

About this Prospectus Supplement	iii
Incorporation by Reference	iv
Summary	S-1
Risk Factors	S-3
Cautionary Note Regarding Forward-Looking Statements	S-6
Use of Proceeds	S-7
Price Range of Common Stock	S-8
Dividend Policy	S-8
Description of Securities	S-9
Plan of Distribution	S-10
Validity of Securities	S-10
Experts	S-11

Prospectus
About This Prospectus	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
Risk Factors	3
Our Company	3
Use of Proceeds	5
Description of Capital Stock	5
Description of Preferred Stock	12
Description of Warrants	14
Description of Subordinated Debt Securities	15
Legal Ownership and Book-Entry Issuance	33
Securities Issued in Bearer Form	36
Plan of Distribution	40
Validity of the Covered Securities	41
Experts	41

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer and sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents

i

incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of the respective document. Our business, financial condition, results of operation and prospects may have changed since that date. In case there are any differences or inconsistencies between this prospectus supplement or the accompanying prospectus and the information incorporated by reference in them, you should rely on the information in the document with the latest date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using shelf registration rules. Under the shelf registration rules, using this prospectus supplement and the accompanying prospectus, we may sell from time to time common stock, preferred stock, warrants and subordinated debt securities, or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page iv of this prospectus supplement and “Where You Can Find More Information” on page 1 of the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the “Plan of Distribution” section of this prospectus supplement beginning on page S-10.

References herein to “$” and “dollars” are to the currency of the United States. In this prospectus supplement and the accompanying prospectus, “the Company,” “we,” “us,” and “our” refer to Virginia Commerce Bancorp, Inc., a Virginia corporation, and its subsidiaries, including Virginia Commerce Bank, on a consolidated basis unless the context otherwise requires. When we refer to “Virginia Commerce Bancorp, Inc.” or “the holding company,” we are referring to the parent company on a stand-alone basis. We refer to Virginia Commerce Bank as “our bank” or “the bank.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC that contains that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2010;

•

the description of our common stock, par value $1.00 per share, contained in Amendment No. 1 to the Company’s Registration Statement on Form S-3, filed with the SEC on May 13, 2004, including any amendment or report filed for the purpose of updating such description; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until we sell all of the securities offered by this prospectus supplement (provided, however, that we are not incorporating by reference any information that has been deemed to be “furnished” and not filed, or any exhibits related thereto).

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number:

Virginia Commerce Bancorp, Inc.

Attention: Corporate Secretary

5350 Lee Highway

Arlington, Virginia 22207

(703) 534-0700

In addition, these filings are available on our website at www.vcbonline.com. Our website does not form a part of this prospectus supplement or the accompanying prospectus.

SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference into those documents, including the “Risk Factors” section beginning on page S-3 of this prospectus supplement and in our annual report on Form 10-K for the year ended December 31, 2010. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Virginia Commerce Bancorp, Inc.

Virginia Commerce Bancorp, Inc. is the registered bank holding company for Virginia Commerce Bank, a Virginia chartered commercial bank which is a member of the Federal Reserve System. We engage in a general commercial banking business through the bank, our sole direct operating subsidiary. Our customer base includes small-to-medium-sized businesses, including firms that have contracts with the United States government, associations, retailers, service and industrial businesses, professionals, business executives and consumers. Northern Virginia, the economic base of our service area, has experienced significant population and economic growth during the past decade. We participated in this growth through our commercial and retail banking activities.

The bank currently has 28 full service branch offices throughout Northern Virginia, a wealth management office in Vienna, Virginia, and a residential mortgage lending office in Chantilly, Virginia. Our primary service area consists of the Northern Virginia suburbs of Washington, D.C., including the counties of Arlington, Fairfax, Fauquier, Loudoun, Prince William, Spotsylvania and Stafford, and the cities of Alexandria, Fairfax, Falls Church, Fredericksburg, Manassas and Manassas Park. Our primary service area is oriented toward independently owned small-to-medium-sized businesses, light industry and firms specializing in government contracting.

The holding company has participated in the Troubled Asset Relief Program Capital Purchase Program (the “Capital Purchase Program”) and accepted an investment of $71.0 million from the United States Department of the Treasury (the “Treasury”). On December 12, 2008, the holding company entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which the holding company agreed to issue and sell, and the Treasury agreed to purchase, (i) 71,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share (“Series A Preferred Stock”), having a liquidation preference of $1,000 per share and (ii) a ten-year warrant to purchase up to 2,696,203 shares of our common stock, par value $1.00 per share, at an initial exercise price of $3.95 per share. The warrant was immediately exercisable upon its issuance and will expire on December 12, 2018.

Our executive offices are located at 5350 Lee Highway, Arlington, Virginia 22207. Our telephone number is (703) 534-0700 and we maintain a corporate website at www.vcbonline.com. This reference to our website shall not be deemed to incorporate any information on the website into this prospectus supplement.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” on page iv of this prospectus supplement and “Where You Can Find More Information” on page 1 of the accompanying prospectus.

The Offering

Issuer	Virginia Commerce Bancorp, Inc., a Virginia corporation

The Offering	Pursuant to this prospectus supplement and the accompanying prospectus, we are offering the following securities:

Common Stock	Up to 426,000 shares of common stock, par value $1.00 per share, at a purchase price of $5.87 for each share of common stock and the related warrants described below.

Series A Warrants	Warrants, exercisable for a period of seven months following the closing date, to purchase up to an aggregate of 426,000 shares of common stock, for an exercise price of $5.62 per share. Each Series A Warrant entitles the investor to purchase one share of our common stock for every share of common stock purchased by such investor in the offering.

Series B Warrants	Warrants, exercisable for a period of 12 months following the closing date, to purchase up to an aggregate of 426,000 shares of common stock, for an exercise price of $5.62 per share. Each Series B Warrant entitles the investor to purchase one share of our common stock for every share of common stock purchased by such investor in the offering.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise, if any, of the warrants.

Common Stock to be Outstanding	29,513,989 shares, based on 29,087,989 shares of our common stock outstanding as of March 15, 2011 and excluding any shares of our common stock issuable upon exercise of outstanding warrants, options or other rights to purchase shares of our common stock, including the warrants.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, when appropriate and subject to the approval of the Treasury and our bank regulators, the future repurchase of a portion of the Series A Preferred Stock and the warrant issued to the Treasury in connection with our participation in the Capital Purchase Program. See “Use of Proceeds” below.

Risk Factors	Investment in our securities involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement for a discussion of factors you should carefully consider before investing in shares of our common stock.

Nasdaq (Global Select) symbol	VCBI

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described below and the risk factors incorporated by reference, as well as the other information included or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making an investment decision. Certain risks related to us and our business are described under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2010. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The risks and uncertainties described below and in these other documents are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect us.

Risks Related to the Offering and Ownership of Our Common Stock

There is no public market for the warrants.

There is no established public trading market for the warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the warrants.

The exercise price of the warrants equals the market price of our common stock.

Each warrant will have an exercise price of $5.62 per share of our common stock, which equals the consolidated closing bid price of our common stock on March 18, 2011. If the market price of our common stock does not exceed the exercise price of the warrants during the period in which the warrants are exercisable, the warrants may not have any value.

The warrants may be dilutive to holders of our common stock.

The ownership interest of the existing holders of our common stock will be diluted to the extent the warrants are exercised. The shares of our common stock underlying the warrants represented approximately 2.8% of our common stock outstanding as of March 15, 2011 (assuming that the total shares of common stock outstanding includes the 426,000 shares of common stock offered pursuant to this prospectus supplement and the 852,000 shares of common stock issuance upon exercise of the warrants).

There is no minimum aggregate offering amount required as a condition to the closing of this offering and the actual amount of net proceeds we receive may be lower than we anticipate, which may have a material adverse effect on our business.

There is no minimum aggregate offering amount required as a condition to the closing of this offering. Accordingly, the actual amount of securities we sell may be less, and perhaps substantially less, than the maximum amount set forth on the cover page of this prospectus supplement. Likewise, the actual amount of net proceeds we receive may be substantially less than the amount set forth in this prospectus supplement under the caption “Use of Proceeds,” which is based upon an assumption that we sell the maximum amount of securities offered hereby. Any substantial shortfall in the amount of securities we sell in this offering compared to the maximum amount offered hereby could have a material adverse effect on our financial condition and liquidity.

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•	domestic and international economic factors unrelated to our performance.

The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified above in “Cautionary Note Regarding Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Trading in our common stock has been relatively inactive. As a result, shareholders may not be able to quickly and easily sell their common stock.

Although our common stock is listed on Nasdaq, and a number of brokers offer to make a market in our common stock on a regular basis, trading volume to date has been relatively inactive, averaging approximately 80,101 shares per day during the year ended December 31, 2010. There can be no assurance that an active and liquid market for the common stock will develop. Accordingly, you may find it difficult to sell a significant number of shares at the prevailing market price. This offering may not increase the volume of trading of our common stock.

We may need to raise additional capital which could result in a decline in the price of our common stock or at terms that are materially adverse to our shareholders, if additional capital is available at all.

We face significant business, regulatory and other governmental risk as a financial institution, and it is possible that capital requirements and directives could in the future require us to change the amount or composition of our current capital, including common equity. As a result of regulatory changes, we could determine or, our regulators could require us, to raise additional capital. There could also be market perceptions regarding the need to raise additional capital, whether as a result of public disclosures or otherwise, and, regardless of the outcome, such perceptions could have an adverse effect on the price of our common stock. Such capital raising could be at terms that are dilutive to existing shareholders and there can be no assurance that any capital raising we undertake would be successful given the current level of disruption in the financial markets.

Our common stock is equity and therefore is subordinate to our and our subsidiaries’ indebtedness and preferred stock.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all current and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims against us, including in the event of our liquidation. We may, and the bank and our other subsidiaries may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. Under the terms of our outstanding Series A Preferred Stock, our ability to declare or pay dividends on or repurchase our common stock or other equity or capital securities is subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock. Our Board of Directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of our shareholders. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, then the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our ability to pay cash dividends on our common stock and to repurchase any shares of our common stock is highly restricted.

We have no recent history of paying cash dividends, other than repurchases of fractional shares issued in connection with stock splits or stock dividends. Our ability to pay dividends on our common stock, or repurchase shares, is limited by state and federal law and regulation, and by the terms of the Series A Preferred Stock issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program. Under the terms of the Treasury’s Capital Purchase Program, we may not, subject to limited exceptions, pay a dividend or repurchase or acquire any common stock, without the prior approval of the Treasury, until December 12, 2011, or the earlier redemption or transfer of all securities issued to the Treasury. Additionally, under the terms of the Series A Preferred Stock, we may not, subject to limited exceptions, pay any dividends on our common stock, or repurchase or acquire any shares of our common stock when any dividend on the Series A Preferred Stock is in arrears. Further, we cannot pay any dividends on our common stock, or acquire any shares of our common stock, if any distribution on our trust preferred securities is in arrears. In light of the foregoing restrictions, it is unlikely that we will pay any dividends on our common stock or repurchase any shares of our common stock in the near future.

Our common stock is not insured and you could lose the value of your entire investment.

An investment in shares of our common stock is not a deposit and is not insured against loss or guaranteed by the federal government or any other governmental agency.

Resales of our common stock in the public market following the offering may cause its market price to fall.

We will issue 426,000 shares of our common stock in connection with this offering (or 1,278,000 shares of our common stock if the warrants are exercised in full). The issuance of new shares in this offering could have the effect of depressing the market price for shares of our common stock.

We have broad discretion in using the net proceeds from this offering, and may not use the proceeds effectively.

We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, and the continued strengthening of our balance sheet. When appropriate, we may also seek the approval of the Treasury and our regulators to utilize the net proceeds of this offering and cash available to us to repurchase a portion of our Series A Preferred Stock and the warrant we issued to the Treasury pursuant to the Treasury’s Capital Purchase Program. We have not determined if, or when, we will seek the approval of our regulators to repurchase the Series A Preferred Stock and that warrant, and no assurance can be given that such approval will be granted if requested.

We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, we retain broad discretion to allocate the net proceeds of this offering. Moreover, we may use the proceeds for corporate purposes that may not increase our market value or make us more profitable. In addition, it may take us some time to effectively deploy the proceeds from this offering. Until the proceeds are effectively deployed, our return on equity and earnings per share may be negatively impacted. Management’s failure to use the net proceeds of this offering effectively could have a negative effect on our business, financial condition and results of operations.

There may be future dilution of our common stock.

The issuance of any additional shares of our common or preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to holders of our common stock. For instance, exercise of the warrant issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program or options to purchase our common stock under our employee plans would dilute the value of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement and the documents incorporated into it by reference. These forward-looking statements include statements of goals, intentions, level of capital and expectations as to future trends, plans, events or results of our operations and policies, including but not limited to our outlook on earnings, and statements regarding asset quality, concentrations of credit risk, the adequacy of the allowance for loan losses, projected growth, capital position, possible gross proceeds from future exercise of the warrants, use of proceeds, our plans regarding and expected future levels of our nonperforming assets, business opportunities in our markets and strategic initiatives to capitalize on these opportunities and general economic conditions. When we use words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance. These statements are based upon current and anticipated economic conditions, nationally and in our market, interest rates and interest rate policy, competitive factors, and other conditions which, by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results may differ materially from those that we anticipated in our forward-looking statements, and future results could differ materially from historical performance.

You are cautioned against placing undue reliance on any such forward-looking statements. Our past results are not necessarily indicative of future performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	adverse governmental or regulatory policies may be enacted;

•	the Dodd-Frank Act could increase our regulatory compliance burden and associated costs, place restrictions on certain products and services, and limit our future capital raising strategies;

•	the interest rate environment may compress margins and adversely affect net interest income;

•	adverse effects may be caused by changes to credit quality;

•	competition from other financial services companies in our markets could adversely affect operations;

•	our concentrations of commercial, commercial real estate and construction loans, may adversely affect our earnings and results of operations;

•	a further economic slowdown could adversely affect credit quality, loan originations and the value of collateral securing our loans;

•	social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy; and

•

we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC, including our annual report on Form 10-K for the year ended December 31, 2010.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, please read the “Risk Factors” section beginning on page S-3 of this prospectus supplement and the risks related to us and our business as described under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference in this prospectus supplement. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $2.43 million after deducting the estimated offering expenses payable by us, which include legal, accounting and printing fees, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering. We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, which may include, when appropriate and subject to the approval of the Treasury and our bank regulators, the future repurchase of a portion of the Series A Preferred Stock and the warrant issued to the Treasury in connection with our participation in the Capital Purchase Program. Other general corporate purposes for which we may use the net proceeds of this offering include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations and the continued strengthening of our balance sheet. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the proceeds in investment-grade, interest-bearing instruments or other similar securities.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on Nasdaq under the symbol “VCBI.” The table below sets forth, for the fiscal quarters indicated, high and low reported sale prices per share of our common stock on Nasdaq. On May 7, 2008, we paid an 11-for-10 stock split in the form of a 10% stock dividend. The per share sale prices below have been restated to reflect the 11-for-10 stock split for all periods reported.

	Price Range of Common Stock
	High	Low
2011:
First Quarter (through March 18, 2011)	$6.32	$5.58

2010:
Fourth Quarter	$6.47	$4.62
Third Quarter	7.52	4.81
Second Quarter	7.69	6.03
First Quarter	6.75	3.66

2009:
Fourth Quarter	$4.24	$3.30
Third Quarter	4.27	2.30
Second Quarter	4.44	2.27
First Quarter	5.83	2.71

On March 18, 2011, the last reported sale price of our common stock on Nasdaq was $5.65 per share.

DIVIDEND POLICY

We have not paid cash dividends on our common stock since 1995, other than repurchases of fractional shares issued in connection with stock splits or stock dividends, electing instead to retain earnings for funding our growth. Our ability to pay dividends on our common stock is limited by state and federal law and regulation, and by the terms of the Series A Preferred Stock issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program. Under the terms of the Treasury’s Capital Purchase Program, we may not, subject to limited exceptions, pay a dividend on our common stock without the prior approval of the Treasury until December 12, 2011, or the earlier redemption or transfer of all securities issued to the Treasury. Additionally, under the terms of the Series A Preferred Stock, we may not, subject to limited exceptions, pay any dividends on our common stock, or repurchase or acquire any shares of common stock when any dividend on the Series A Preferred

Stock is in arrears. Further, we cannot pay any dividends on our common stock if any distribution on our trust preferred securities is in arrears. See the section entitled “Description of Capital Stock” in the accompanying prospectus for additional information. In light of the foregoing restrictions and our current policy of retaining earnings to fund growth, it is unlikely that we will pay any cash dividends on our common stock in the near future.

DESCRIPTION OF SECURITIES

We are offering to an affiliated investor, pursuant to this prospectus supplement and the accompanying prospectus, up to an aggregate of 426,000 shares of our common stock, together with the Series A and Series B Warrants. The purchase price for each share of common stock and the related Series A and Series B Warrants is $5.87, which is the consolidated closing bid price of our common stock as determined in accordance with Nasdaq rules on March 18, 2011, plus $0.250. Each warrant has an exercise price of $5.62 per share (the consolidated closing bid price of our common stock as determined in accordance with Nasdaq rules on March 18, 2011). The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock” in the accompanying prospectus. The shares of common stock issued in this offering will be, when issued and paid for in accordance with the securities purchase agreement, duly and validly authorized, issued and fully paid and non-assessable.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to the investors in this offering and will be filed as an exhibit to a current report on Form 8-K.

Series A Warrants

The Series A Warrants to be issued in this offering represent the right to purchase up to an aggregate of 426,000 shares of our common stock. Each Series A Warrant entitles the investor to purchase one share of our common stock for every share of common stock purchased by such investor in the offering. The Series A Warrants are exercisable at the option of the holder at any time for a period of seven months following the closing date of this offering. Each Series A Warrant has an exercise price of $5.62 per share.

Series B Warrants

The Series B Warrants to be issued in this offering represent the right to purchase up to an aggregate of 426,000 shares of common stock. Each Series B Warrant entitles the investor to purchase one share of our common stock for every share of common stock purchased by such investor in the offering. The Series B Warrants are exercisable at the option of the holder at any time for a period of 12 months following the closing date of this offering. Each Series B Warrant has an exercise price of $5.62 per share.

General

The exercise price of the warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The holder will not have the right to exercise any portion of a warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% or 9.99% (as selected by the investor) of the number of shares of our common stock outstanding immediately after the exercise. The holder may elect to decrease this beneficial ownership limitation upon 61 days’ prior written notice to us.

The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying the warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “net” or “cashless” basis.

PLAN OF DISTRIBUTION

We are offering to sell up to an aggregate of 426,000 shares of our common stock and warrants to purchase up to an aggregate of 852,000 shares of our common stock in this offering under this prospectus supplement directly to an affiliate investor. We are not offering the shares of common stock under this prospectus supplement through a placement agent, underwriter or securities broker or dealer. We will enter into a securities purchase agreement directly with the investor in connection with this offering.

SEC Rule 3a4-1 under the Exchange Act permits us to conduct a direct offering of our securities without registration as a broker-dealer. Such offering may be conducted by our officers, directors and/or employees who (i) perform substantial duties for or on our behalf otherwise than in connection with securities transactions, (ii) were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and (iii) do not participate in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions. Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Exchange Act and may not be compensated in connection with this offering by payment of commissions or other remuneration based either directly or indirectly on transactions in securities. All of our officers, directors and employees who conduct this offering will meet these requirements.

It is expected that Kenneth R. Lehman, a member of our Board of Directors, will purchase all of the shares of common stock and warrants being offered pursuant to this offering. Mr. Lehman has indicated that he intends to pledge some or all of the shares of common stock and warrants he purchases pursuant to this offering to collateralize a loan and that the terms of such loan require that such shares of common stock and warrants be issued in an offering that is registered under the Securities Act of 1933, as amended.

We currently anticipate that the closing of this offering will take place on or about March 31, 2011. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the shares of common stock and related warrants sold; and

•	we will irrevocably instruct the transfer agent to deliver the shares of common stock, and we will deliver the warrants, to the investors.

The shares of common stock sold in this offering will be listed on Nasdaq. The estimated offering expenses payable by us are approximately $75,000.

VALIDITY OF SECURITIES

The validity of the common stock and warrants offered hereby and certain matters relating to this offering will be passed upon for us by Troutman Sanders LLP.

EXPERTS

The consolidated balance sheets of Virginia Commerce Bancorp, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, included in our annual report on Form 10-K for the year ended December 31, 2010 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Yount, Hyde & Barbour, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Subordinated Debt Securities

We may offer to sell, from time to time, shares of common stock or preferred stock, warrants and subordinated debt securities for an aggregate initial offering price of up to $150 million. We may offer these securities separately or together, in separate series or classes and in amounts, at prices, and on terms described in one or more prospectus supplements. The preferred stock and warrants may be convertible into or exercisable into common or preferred stock.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

We may offer and sell any combination of the securities in amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.

Our principal executive offices are located at 5350 Lee Highway, Arlington, Virginia 22207 and our telephone number is (703) 534-0700.

Our common stock is listed on the Nasdaq Stock Market (Global Select) under the symbol “VCBI.” The last reported sale price of our common stock on May 28, 2010 was $6.67 per share.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” on page 3 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks regarding an investment in our securities.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated June 15, 2010

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the shares of common stock or preferred stock, warrants and subordinated debt securities as described in this prospectus.

We will provide a prospectus supplement containing specific information about the terms of a particular offering by us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or unless the context requires otherwise, when we refer to “the Company,” “we,” “us,” or “our,” we mean Virginia Commerce Bancorp, Inc. and our subsidiaries. When we refer to “Virginia Commerce Bancorp, Inc.” or to the “holding company,” we are referring to the parent company on a standalone basis. We refer to Virginia Commerce Bank as “our bank” or “the bank.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus summarizes material provisions of contracts and other documents to which we refer you. For further information on the Company and our securities, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. We incorporate by reference in this prospectus the documents listed below and any future filings, including periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements, that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Annual report on Form 10-K for the year ended December 31, 2009;

•	Current reports on Form 8-K filed on February 2, 2010, April 29, 2010 and June 2, 2010;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2010; and

•

The description of the holding company’s common stock, par value $1.00 per share, contained in Amendment No. 1 to the Company’s Registration Statement on Form S-3, filed with the SEC on May 13, 2004, including any amendment or report filed for the purpose of updating such description.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Virginia Commerce Bancorp, Inc.

Attention: Corporate Secretary

5350 Lee Highway

Arlington, Virginia 22207

(703) 534-0700

In addition, we maintain a corporate website, www.vcbonline.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into the registration statement or this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated into it by reference. These forward-looking statements include: statements of goals, intentions, and expectations as to future trends, plans, events or results of our operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “could,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in our market, interest rates and interest rate policy, competitive factors, and other conditions which, by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results may differ materially from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance. You are cautioned against placing undue reliance on any such forward-looking statements. Our past results are not necessarily indicative of future performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may compress margins and adversely affect net interest income;

•	adverse effects may be caused by changes to credit quality;

•	competition from other financial services companies in our markets could adversely affect operations;

•

our concentrations of loans in commercial, commercial real estate and construction loans, and loans to borrowers in the Washington, D.C. metropolitan area, may adversely affect our earnings and results of operations;

•	an economic slowdown could adversely affect credit quality and loan originations; and

•	social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, and in our updates to those Risk Factors in our quarterly reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

Virginia Commerce Bancorp, Inc. is the registered bank holding company for Virginia Commerce Bank, a Virginia chartered commercial bank which is a member of the Federal Reserve System. We engage in a general commercial banking business through the bank, our sole direct operating subsidiary. Our customer base includes small-to-medium-sized businesses, including firms that have contracts with the United States government, associations, retailers and industrial businesses, professionals and business executives and consumers. Northern Virginia, the economic base of our service area, has experienced significant population and economic growth during the past decade. We participated in this growth through our commercial and retail banking activities.

The holding company’s and the bank’s executive offices and main branch are located at 5350 Lee Highway, Arlington, Virginia. The bank currently has 27 additional full service branch offices throughout Northern Virginia, an investment services office in Vienna, Virginia, and a residential mortgage lending office in Chantilly, Virginia.

Our primary service area consists of the Northern Virginia suburbs of Washington D.C., including Arlington, Fairfax, Fauquier, Loudoun, Prince William, Spotsylvania and Stafford Counties and the cities of Alexandria, Fairfax, Falls Church, Fredericksburg, Manassas and Manassas Park. Our primary service area is oriented toward independently owned small-to-medium-sized businesses, light industry and firms specializing in government contracting.

The holding company also has three special purpose entities: VCBI Capital Trust II, VCBI Capital Trust III and VCBI Capital Trust IV. The three entities are all Delaware trusts and have issued a total of $65 million in trust preferred securities. The principal asset of each trust is a similar amount of the holding company’s junior subordinated debt securities with an approximately 30 year term from issuance and like interest rates to the trust preferred securities.

The holding company has participated in the Troubled Asset Relief Program Capital Purchase Program (the “Capital Purchase Program”) and accepted an investment of $71 million from the United States Department of the Treasury (the “Treasury”). On December 12, 2008, the holding company entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which the holding company agreed to issue and sell, and the Treasury agreed to purchase, (i) 71,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), having a liquidation preference of $1,000 per share and (ii) a ten-year warrant to purchase up to 2,696,203 shares of our common stock, $1.00 par value, at an initial exercise price of $3.95 per share. The warrant was immediately exercisable upon its issuance and will expire on December 12, 2018.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

Supervision and Regulation

As a bank holding company controlling the bank, we are subject to the Bank Holding Company Act of 1956, as amended (“BHCA”), and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) under the BHCA applicable to bank holding companies. We are required to file reports with, and otherwise comply with the rules and regulations of, the Federal Reserve Board and the SEC.

The bank, as a Virginia chartered commercial bank which is a member of the Federal Reserve System and whose accounts are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum legal limits of the FDIC, is subject to regulation, supervision and regular examination by the Virginia Bureau of Financial Institutions, the Federal Reserve Board and the FDIC.

Federal banking law grants substantial enforcement powers to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

As a result of the volatility and instability in the financial system during 2008, the Congress, the federal bank regulatory authorities and other government agencies have called for or proposed additional regulation and restrictions on the activities, practices and operations of banks and their holding companies. In addition to proposals that relate to institutions that have accepted investments from, or sold troubled assets to, the Treasury or other government instrumentalities, or otherwise participate in government programs intended to promote financial stabilization, the Congress and the federal banking agencies have broad authority to require all banks and holding companies to adhere to more rigorous or costly operating procedures, corporate governance procedures, or to engage in activities or practices which they would not otherwise elect. Any such requirement could adversely affect our businesses and results of operations.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from the bank to us are subject to various requirements under applicable federal and state laws and regulations.

For a discussion of the material elements of the extensive regulatory framework applicable to bank holding companies, as well as specific information about us and Virginia Commerce Bank, please refer to the section

“Business – Regulation, Supervision, and Governmental Policy” in our annual report on Form 10-K for the fiscal year ended December 31, 2009, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our annual report and any subsequent reports.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, subject to the approval of the Treasury and our bank regulators, the future repurchase of all or a portion of the Series A Preferred Stock and the warrant issued to the Treasury in connection with our participation in the Capital Purchase Program.

DESCRIPTION OF CAPITAL STOCK

In this section entitled “Description of Capital Stock,” references to “the Company,” “we,” “our,” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries.

Our authorized capital stock consists of 50,000,000 shares of common stock, $1.00 par value, and 1,000,000 shares of undesignated preferred stock, $1.00 par value. As of March 31, 2010, there were 26,933,923 shares of common stock outstanding and 71,000 shares of our Series A Preferred Stock outstanding.

Common Stock

Holders of common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by our Board of Directors out of legally available funds, and, subject to the rights of any class of stock having preference to the common stock, to share ratably in any distribution of our assets after payment of all debts and other liabilities upon liquidation, dissolution or winding up. Shareholders do not have cumulative voting rights or preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption.

Pursuant to the terms of the Purchase Agreement and the Articles of Amendment to our Articles of Incorporation designating the terms of the Series A Preferred Stock, our ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of “junior stock” and “parity stock” is subject to restrictions, including a restriction against paying dividends on the common stock without the Treasury’s consent. These restrictions will terminate on the earlier of the date on which we have redeemed all of the Series A Preferred Stock or Treasury has transferred all of the Series A Preferred Stock to third parties. “Junior stock” means our common stock and any other class or series of our stock which has terms that expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity stock” means any class or series of our stock which has terms that do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.

In addition, our ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of junior stock and parity stock is subject to restrictions in the event that we fail to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

Our common stock is listed on the Nasdaq Stock Market (Global Select) under the symbol “VCBI.” The shares of common stock issuable upon exercise of any warrants we issue in accordance with their terms will be fully paid, validly issued and nonassessable.

The transfer agent for the common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Preferred Stock

Our Board of Directors may, from time to time, by action of a majority, approve the issuance of shares of authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, the Board may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

Description of the Outstanding Series A Preferred Stock

As of the date hereof, our Board of Directors has created one series of preferred stock, the Series A Preferred Stock, which was issued to the Treasury in connection with our participation in the Capital Purchase Program. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable.

Dividends Payable On Shares of Series A Preferred Stock. Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the Board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period from December 12, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, commencing on February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board of Directors or any duly authorized committee of the Board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Virginia state laws relating to the payment of dividends.

Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•	senior to our common stock and all other junior stock; and

•	at least equally with all other parity stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of the Company.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock or parity stock, or redeem any of our trust preferred securities, unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with pact practice, including repurchases pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by our broker-dealer subsidiaries, if any, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by our broker-dealer subsidiaries, if any, for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any person other than the Company or a subsidiary of the Company, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the Treasury, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the Treasury.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our Board of Directors (or a duly authorized committee of the Board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption. With the approval of Treasury and our bank regulators, we may redeem the Series A Preferred Stock at any time at the liquidation amount plus accrued and unpaid dividends up to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our Board of Directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Stock Market (or any other exchange on which our securities may be listed or quoted) that listed or traded companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors constituting our Board of Directors will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred

Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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any amendment or alteration of our Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

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any amendment, alteration or repeal of any provision of our Articles of Incorporation relating to the Series A Preferred Stock or any amendment, alteration or repeal of any provision of our Articles of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of the Company with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Description of Outstanding Capital Purchase Program Warrant

The warrant issued to the Treasury in connection with our participation in the Capital Purchase Program is initially exercisable for 2,696,203 shares of our common stock. Neither the Treasury nor any other warrantholder shall have any rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Exercise of the Warrant. The initial exercise price applicable to the warrant is $3.95 for each share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 12, 2018 by surrender of the warrant and a completed notice of exercise and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant, determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash, certified or cashier’s check, or wire transfer, in an amount equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below.

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the exercise of the warrant, less the pro-rated exercise price of the warrant, for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the Nasdaq Stock Market (Global Select).

The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant may be adjusted as described below.

Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 12, 2011 and the date the Treasury no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

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in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act of 1933, as amended (the “Securities Act”), or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of December 12, 2008.

Other Distributions. If we declare any dividends or distributions greater than our most recent quarterly dividend, or dividends payable in common stock, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

Certain Provisions of the Articles of Incorporation and Virginia Law

Our Articles of Incorporation require the affirmative vote of 50.1% of the outstanding shares of common stock to approve any merger or consolidation with or into any other corporation, any exchange in which a corporation, person, or entity acquires the issued or outstanding shares of capital stock pursuant to a vote of shareholders, any issuance of shares that results in the acquisition of control of the Company by any corporation, person, or entity or group of one or more thereof that previously did not have control of the Company, any sale, lease, exchange, mortgage, pledge, or other transfer in one transaction or a series of transactions of all or substantially all of our assets, the adoption of a plan for the liquidation or dissolution, any proposal in the nature of a reclassification or reorganization that would increase the proportionate voting rights of any other corporation, person, or entity, any transaction similar to, or having similar effect as, any of the above listed transactions, or any amendment to the Articles of Incorporation. This 50.1% vote requirement is less than the two-thirds requirement which would otherwise apply under Virginia law.

Our Articles of Incorporation also contain a provision which requires our Board of Directors, when evaluating any offer of another party to make a tender or exchange offer for our equity securities, merge or consolidate with another corporation, purchase or otherwise acquire all or substantially all of our properties and assets, or engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, to give due consideration to all relevant factors, including, without limitation, the social and economic effects of the proposed transaction on the depositors, employees, customers, and other constituents of the Company and its subsidiaries and of the communities in which they operate or are located, the business reputation of the other party, and our Board of Directors’ evaluation of the then value of the Company in a freely negotiated sale and of our future prospects as an independent entity. This provision, which requires the Board to consider noneconomic factors, could be deemed to have an antitakeover effect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the holding company pursuant to provisions of the Virginia Stock Corporation Act (the “VSCA”) or our Articles of Incorporation, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The VSCA contains provisions which could be deemed to have an antitakeover effect. The discussion of the following provisions is not exhaustive, and is not intended to imply that all material provisions of either the Articles of Incorporation or the VSCA are enumerated herein.

Affiliated Transactions

The VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other material dispositions of assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

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subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Control Share Acquisitions

Under the VSCA’s control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

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unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

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among other exceptions, such acquisition of shares is made pursuant to a affiliation agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

The provisions of the Affiliated Transactions Statute and the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisition Statute, but we have not done so.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. As of the date hereof, our Board of Directors has created one series of preferred stock, the Series A Preferred Stock, which was issued to the Treasury in connection with our participation in the Capital Purchase Program. See “Description of Capital Stock—Description of the Outstanding Series A Preferred Stock” above on page 6 for a description of the terms of the Series A Preferred Stock. Any series of preferred stock we will issue will be governed by our Articles of Incorporation, as amended, including the Articles of Amendment designating the terms of the Series A Preferred Stock, and our Bylaws. We will file Articles of Amendment designating the terms of any series of preferred stock to be offered hereunder with the Virginia State Corporation Commission and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series. In this section entitled “Description of Preferred Stock,” references to “the Company,” “we,” “our” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries.

General

Pursuant to our Articles of Incorporation, as amended, the Company has the authority to issue up to 1,000,000 shares of preferred stock, $1.00 par value. As of March 31, 2010, 71,000 shares of preferred stock were outstanding, all of which were shares of our Series A Preferred Stock. Shares of preferred stock may be issued in one or more series, from time to time, by our Board of Directors, and our Board of Directors is expressly authorized to fix and determine the designations and preferences, limitations and relative rights thereof.

Our Board of Directors’ ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Their par value or liquidation preference, however, will not be indicative of the price at which the shares of preferred stock will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

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the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Any series of preferred stock could rank senior, equal or junior to our other preferred stock, as may be described in a prospectus supplement, as long as our Articles of Incorporation, as amended, so permit. The Articles of Amendment designating the terms of the Series A Preferred Stock limit our ability to create or issue a series of preferred stock ranking senior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company while the Series A Preferred Stock remains outstanding.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable Articles of Amendment when, as and if declared by our Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement. For legal and regulatory restrictions on our ability to pay dividends, including pursuant to the Purchase Agreement, please see the information under the heading “Description of Capital Stock—Common Stock” above.

Redemption

Subject to receipt of prior approval by the Federal Reserve Board, if required, we may redeem all or part of a series of preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future. The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company or debt or equity securities of one or more entities.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of preferred stock of each series will have no voting rights, except as stated in the applicable prospectus supplement and in the Articles of Amendment establishing the series or as required by applicable law.

If we designate a series of preferred stock with any voting rights, including the right to vote for the election of directors because dividends on such series of preferred stock are in arrears, such preferred stock will be a voting security at all times for purposes of the BHCA. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the BHCA. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act, any “person,” including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as provided in our Articles of Incorporation, as amended (including any Articles of Amendment establishing the series) and as otherwise required by applicable law.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may offer warrants separately or together with one or more additional warrants or common stock or preferred stock, as described in the appropriate prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

In this section entitled “Description of Warrants,” references to “the Company,” “we,” “our” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names on the books that we or any applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	if necessary, any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the designation and terms of the common stock or preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

This section outlines some of the provisions of the subordinated debt indenture and the subordinated debt securities to be issued under the indenture. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the subordinated debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of subordinated debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The form of the indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the indenture, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

In this section entitled “Description of Subordinated Debt Securities,” references to “the Company,” “we,” “our” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own the subordinated debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the subordinated debt securities registered in street name or in subordinated debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the subordinated debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

We may issue subordinated debt securities which will not be secured by any property or assets of ours or of our subsidiaries. Thus, by owning a subordinated debt security, you are one of our unsecured creditors.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any coupons to these securities, will constitute part of our subordinated debt, will be issued under the indenture and will be contractually subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below under “Subordination Provisions.” Upon the occurrence of certain events of insolvency, the subordinated debt securities will be contractually subordinated to the prior payment in full of our “general obligations,” as defined under “Subordination Provisions.” The indenture does not limit our ability to incur additional senior or subordinated indebtedness.

The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. This is because we are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of subordinated debt securities to benefit indirectly from such distribution, is subject to superior claims. Claims on our subsidiary bank by creditors other than us include substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings, long-term debt and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders of the subordinated debt securities with respect to those assets will be subject to the contractual subordination of the subordinated debt securities.

We have issued and have outstanding junior subordinated debentures to certain financing trust affiliates pursuant to the Junior Subordinated Indenture, dated as of December 19, 2002, between Virginia Commerce Bancorp, Inc. and The Bank of New York, as Indenture Trustee (the “2002 Subordinated Indenture”), the Junior Subordinated Indenture, dated as of December 20, 2005, between Virginia Commerce Bancorp, Inc. and Wilmington Trust Company, as Trustee (the “2005 Subordinated Indenture”), and the Junior Subordinated Indenture, dated as of September 24, 2008, between Virginia Commerce Bancorp, Inc. and Wilmington Trust Company, as Indenture Trustee (the “2008 Subordinated Indenture”). The terms of the 2008 Subordinated Indenture prohibit us from issuing or becoming obligated on additional junior indebtedness unless such indebtedness, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to our Junior Subordinated Debentures due 2038 issued pursuant to the 2008 Subordinated Indenture and we have notified (and, if then required under the applicable guidelines, have received approval from) the Federal Reserve Board.

The Subordinated Debt Indenture

Upon issuance, the subordinated debt securities will be governed by a document called an indenture. The indenture will be a contract between us and U.S. Bank National Association, which will initially act as trustee. The trustee has two main roles:

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first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “Events of Default and Defaults;” and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “Our Relationship with the Trustee” below for more information about the trustee.

We May Issue Many Series of Subordinated Debt Securities

We may issue as many distinct series of subordinated debt securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of the indenture allow us not only to issue subordinated debt securities with terms different from those of subordinated debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of subordinated debt securities and issue additional subordinated debt securities of that series. Most of the financial and other specific terms of your series are described in the applicable prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your subordinated debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your subordinated debt security.

When we refer to a series of subordinated debt securities, we mean a series issued under the subordinated debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the subordinated debt security you purchase.

Amounts That We May Issue

The indenture does not limit the aggregate amount of subordinated debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue subordinated debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you. Any subordinated debt securities owned by us or any of our affiliates are not deemed to be outstanding.

In addition, pursuant to the 2002 Subordinated Indenture, the 2005 Subordinated Indenture and the 2008 Subordinated Indenture, we have issued and have outstanding, and may in the future issue additional, junior subordinated debentures to certain financing trust affiliates, which have issued capital securities guaranteed by us on the same subordinated basis as the junior subordinated debentures. The junior subordinated debentures and related guarantees generally rank equal to the subordinated debt securities. The terms debt securities and subordinated debt securities do not include the junior subordinated debentures or related guarantees.

We are not subject to financial or similar restrictions by the terms of the subordinated debt securities. The indenture does not contain any covenants designed to afford holders of the subordinated debt securities protection in the event of a highly leveraged transaction involving us.

Principal Amount, Stated Maturity and Maturity

The principal amount of a subordinated debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a subordinated debt security is its face amount.

The term “stated maturity” with respect to any subordinated debt security means the day on which the principal amount of your subordinated debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of the subordinated debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a subordinated debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Governing Law

The indenture and the subordinated debt securities are governed by New York law.

Currency of Subordinated Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your subordinated debt security will be payable in United States dollars. You will have to pay for your subordinated debt securities by delivering the requisite amount for the principal to the underwriter or dealer that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that dealer.

Types of Subordinated Debt Securities

We may issue any of the following three types of subordinated debt securities:

Fixed Rate Subordinated Debt Securities

A subordinated debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon subordinated debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

Each fixed rate subordinated debt security, except any zero coupon subordinated debt security, will bear interest from its original issue date or from the most recent date to which interest on the subordinated debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate subordinated debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate subordinated debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “Payment Mechanics for Subordinated Debt Securities in Registered Form.”

Floating Rate Subordinated Debt Securities

A subordinated debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your subordinated debt security is a floating rate subordinated debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate subordinated debt security will bear interest from its original issue date or from the most recent date to which interest on the subordinated debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate subordinated debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “Payment Mechanics for Subordinated Debt Securities in Registered Form.”

Calculation of Interest. Calculations relating to floating rate subordinated debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate subordinated debt security will name the institution that we have appointed to act as the calculation agent for that subordinated debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the subordinated debt security without your consent and without notifying you of the change.

For each floating rate subordinated debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate subordinated debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate subordinated debt security, the calculation agent will provide for that subordinated debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a subordinated debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate subordinated debt security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate subordinated debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate subordinated debt securities and its affiliates, and they may include our affiliates.

Indexed Subordinated Debt Securities

A subordinated debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed subordinated debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your subordinated debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed subordinated debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed subordinated debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed subordinated debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than us.

If you purchase an indexed subordinated debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed subordinated debt security and may exercise significant discretion in doing so.

Original Issue Discount Subordinated Debt Securities

A fixed rate subordinated debt security, a floating rate subordinated debt security or an indexed subordinated debt security may be an original issue discount subordinated debt security. A subordinated debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A subordinated debt security issued at a discount to its principal may, for United States federal income tax purposes, be considered an original issue discount subordinated debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Form of Subordinated Debt Securities

We will issue each subordinated debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Subordinated debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the subordinated debt securities represented by the global security. Those who own beneficial interests in a global subordinated debt security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance” below.

In addition, we will issue each subordinated debt security in registered form, without coupons, unless the conditions for issuance of bearer securities described under “Securities Issued in Bearer Form” are met and we choose to issue the subordinated debt security in bearer form. We describe bearer securities under “Securities Issued in Bearer Form” below. As we note in that section, some of the features that we describe in this section entitled “Description of Subordinated Debt Securities” may not apply to bearer securities.

Information in the Prospectus Supplement

Your prospectus supplement will describe the specific terms of your subordinated debt security, which will include some or all of the following:

•	any limit on the total principal amount of the subordinated debt securities of the same series;

•	the stated maturity;

•	the price at which we originally issue your subordinated debt security, expressed as a percentage of the principal amount, and the original issue date;

•

whether your subordinated debt security is a fixed rate subordinated debt security, a floating rate subordinated debt security or an indexed subordinated debt security and also whether it is an original issue discount subordinated debt security;

•	if your subordinated debt security is a fixed rate subordinated debt security, the yearly rate at which your subordinated debt security will bear interest, if any, and the interest payment dates;

•

if your subordinated debt security is a floating rate subordinated debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your subordinated debt security is an original issue discount subordinated debt security, the yield to maturity;

•

if your subordinated debt security is an indexed subordinated debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your subordinated debt security will be exchangeable for or payable in cash, securities or other property;

•

whether your subordinated debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue or make available your subordinated debt security in non-book-entry form;

•

whether and under what circumstances we will pay additional amounts on any subordinated debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the subordinated debt securities if we have to pay additional amounts;

•	whether the subordinated debt securities will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for the series of subordinated debt securities; and

•	any other terms of your subordinated debt security that are consistent with the provisions of the indenture, which other terms could be different from those described in this prospectus.

Your prospectus supplement will summarize specific financial and other terms of your subordinated debt security, while this prospectus describes terms that apply generally to all the subordinated debt securities. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your subordinated debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your subordinated debt securities. In addition, we will not be entitled to redeem your subordinated debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your subordinated debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your subordinated debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of subordinated debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your subordinated debt security will be redeemable at our option at any time on or after that date. If we redeem your subordinated debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your subordinated debt security is redeemed.

If your prospectus supplement specifies a repayment date, your subordinated debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any subordinated debt security, we will give to the trustee and the holder written notice of the principal amount of the subordinated debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Notices.”

If a subordinated debt security represented by a global subordinated debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global subordinated debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase subordinated debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Subordinated debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity, subject to the provisions of our Articles of Incorporation. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of subordinated debt securities, however, pursuant to the terms of the indenture, we may not take any of these actions unless all of the following conditions are met:

•

if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the due and punctual payment of the principal of, any premium, and interest on the subordinated debt securities of that series and the performance of our other covenants under the indenture;

•

immediately after giving effect to that transaction, no default or event of default under the subordinated debt securities of that series, and no event which, after notice or lapse of time or both, would become a default or an event of default under the subordinated debt securities of that series, has occurred and is continuing; and

•	an officer’s certificate and legal opinion relating to these conditions must be delivered to the trustee.

If the conditions described above are satisfied with respect to the subordinated debt securities of any series, we will not need to obtain the approval of the holders of those subordinated debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity or to acquire the assets of another entity substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any merger of another entity with one of our subsidiaries, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-United States entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your subordinated debt securities.

Subordination Provisions

The subordinated debt securities are subordinated in right of payment to the prior payment in full of all of our senior indebtedness and, under specified circumstances, to our general obligations. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness and general obligations will be entitled to receive payment in full of all amounts due or to become due to them before the holders of the subordinated debt securities will be entitled to receive any amounts under the subordinated debt securities. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.

These subordination provisions mean that if we are insolvent, a direct holder of our senior indebtedness may ultimately receive out of our assets more than a holder of the same amount of subordinated debt securities, and a senior creditor of ours that is owed a specific amount may ultimately receive more than a holder of the same amount of subordinated debt securities. The indenture does not limit our ability to incur senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities. The terms of the 2008 Subordinated Indenture do, however, prohibit us from issuing or becoming obligated on additional junior indebtedness unless certain conditions are met.

The indenture provides that, unless all principal of and any premium or interest on senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any judicial proceeding is pending with respect to any such default; or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to repay that money to us.

Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations, which we define below, will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations after payment in full to the holders of senior indebtedness, before any amount is made available for payment or distribution to the holders of any subordinated debt security. However, upon the occurrence of a termination event, which we define below, such subordination to the creditors in respect of general obligations will become null and void and have no further effect.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

The indenture defines “senior indebtedness” as:

•

the principal, premium, if any, and interest in respect of our indebtedness for all borrowed and purchased money and indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

•	all our capital lease obligations;

•	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

•

all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

•	all our obligations associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements;

•

all obligations of the type referred to in the foregoing bullets of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise including, without limitation, similar obligations arising from off-balance sheet guarantees and direct credit substitutes; and

•

all obligations of the type referred to in the foregoing bullets of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us), whether incurred on or prior to the date of the indenture or after such date.

However, “senior indebtedness” does not include:

•	the subordinated debt securities;

•	our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the subordinated debt securities);

•

any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities, including our indebtedness issued pursuant to the 2002 Subordinated Indenture, the 2005 Subordinated Indenture and the 2008 Subordinated Indenture; or

•

obligations with respect to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to the subordinated debt securities, and we, prior to the issuance of such obligations, have notified (and, if required, have received approval from) the Federal Reserve Board.

The indenture defines “general obligations” as all our obligations to make payments on account of claims of general creditors, other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of the subordinated debt securities and indebtedness for money borrowed ranking on an equal basis with or junior to the subordinated debt securities.

However, if the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) promulgates any rule or issues any interpretation defining or describing the term “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, to include any obligations not included in the definition of “senior indebtedness” as described above, then the term “general obligations” will mean such obligations as defined or described in the first such rule or interpretation, other than obligations as described immediately above in bullet points.

“Termination event” means the promulgation of any rule or regulation or the issuance of any interpretation of the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) that:

•

defines or describes the terms “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defines or describes the obligations to which subordinated debt of a bank holding company must be subordinated for the debt to be included in capital, to include no obligations other than those covered by the definition of “senior indebtedness” without regard to any of our other obligations;

•	permits us to include the subordinated debt securities in our capital if they were subordinated in right of payment to the senior indebtedness without regard to any of our other obligations;

•

otherwise eliminates the requirement that subordinated debt of a bank holding company and its subsidiaries must be subordinated in right of payment to the claims of its general creditors in order to be included in capital; or

•	causes the subordinated debt securities to be excluded from capital notwithstanding the provisions of the indenture.

Termination event also means any event that results in our not being subject to capital requirements under the rules, regulations or interpretations of the Federal Reserve Board (or other federal banking supervisor).

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each subordinated debt security that is not a floating rate or indexed subordinated debt security.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any subordinated debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

we must deposit in trust for the benefit of all holders of those subordinated debt securities a combination of money and United States government or United States government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, will generate enough cash to make interest, principal and any other payments on those subordinated debt securities on their various due dates;

•

there must be a change in current United States federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to recognize gain or loss for federal income tax purposes as a result of such deposit and full defeasance to be effected with respect to such securities or be taxed on those subordinated debt securities any differently than if such deposit and full defeasance were not to occur;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;

•

we must confirm that neither the subordinated debt securities nor any securities of the same series, if listed on any securities exchange, will be delisted as a result of depositing such amount in trust;

•

no default or event of default, as defined below and as applicable under the indenture for such series of securities, shall have occurred and be continuing at the time of such deposit or, with regard to an event of default relating to certain events of bankruptcy, insolvency, reorganization or the appointment of a receiver by us or our subsidiary bank, on the date of the deposit referred to above or during the 90 days after that date;

•

such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all securities are in default within the meaning of the Trust Indenture Act;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument by which we are bound;

•

such defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered or exempt from registration thereunder;

•

no event or condition may exist that, under the provisions described under “Subordination Provisions” above, would prevent us from making payments of interest, principal and any other payments on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an officers’ certificate and a legal opinion of our counsel confirming that all conditions precedent with respect to such defeasance described above have been complied with.

If we ever fully defease your subordinated debt security, you will need to rely solely on the trust deposit for payments on your subordinated debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current United States federal tax law, we can make the same type of deposit described above and be released from certain covenants relating to your subordinated debt security as provided for in the indenture or described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those covenants. You would be released from the subordination provisions on your subordinated debt security described under “Subordination Provisions” above. In order to achieve covenant defeasance for any subordinated debt securities, we must satisfy substantially the same conditions specified above for full defeasance, except with regard to the second bullet point above, which for covenant defeasance requires only a legal opinion of our counsel delivered to the trustee confirming that the holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance to be effected with respect to such securities or be taxed on those subordinated debt securities any differently than if such deposit and covenant defeasance were not to occur.

If we accomplish covenant defeasance with regard to your subordinated debt security, the following provisions, among others, of the indenture and your subordinated debt security would no longer apply:

•	any covenants that your prospectus supplement may state are applicable to your subordinated debt security;

•	the events of default resulting from a breach of covenants, described below under “Events of Default and Defaults;” and

•	the subordination provisions described under “Subordination Provisions” above.

If we accomplish covenant defeasance on your subordinated debt security, you can still look to us for repayment of your subordinated debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your subordinated debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Events of Default and Defaults

You will have special rights if an event of default with respect to your subordinated debt security occurs and is not cured, as described in this subsection.

When we refer to an event of default with respect to any series of subordinated debt securities, we mean:

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or our subsidiary bank.

When we refer to a default with respect to any series of subordinated debt securities, we mean:

•	failure to pay principal of or any premium on any subordinated debt security of that series when due;

•	failure to pay any interest on any subordinated debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any subordinated debt security of that series;

•

failure to perform any other covenant in the indenture and that failure continues for 90 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	any event of default; and

•	any other default provided with respect to subordinated debt securities of that series which will be described in the applicable prospectus supplement for that series.

Remedies upon an Event of Default or Default

If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities may accelerate the maturity of such subordinated debt securities. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities may, under circumstances set forth in the indenture, rescind the acceleration if we have deposited monies on account of certain overdue amounts with the trustee.

If a default occurs that is not also an event of default with respect to the subordinated debt securities, neither the trustee nor the holders of subordinated debt securities may act to accelerate the maturity of the subordinated debt securities. However, if a default occurs, the trustee may proceed to enforce any covenant and other rights of the holders of the subordinated debt securities, and if the default relates to our failure to make any payment of interest when due and payable and such default continues for a period of 30 days or such default is made in the payment of the principal or any premium at its maturity, then the trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the subordinated debt securities issued thereunder, unless the holders of such subordinated debt securities shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Before you may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

•	you must have given the trustee written notice of a continuing event of default or defaults;

•

the holders of at least 25% of the aggregate principal amount of all outstanding subordinated debt securities of your series must make a written request of the trustee at its corporate trust office to take action because of the event of default or default, as the case may be, and must have offered to the trustee indemnification satisfactory to the trustee against the cost, liabilities and expenses of taking such action;

•	the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification; and

•	no contrary notice shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the subordinated debt securities of your series.

These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a security on or after the due dates for such payments.

We will furnish to the trustee, as soon as possible and in any event within five business days of when we become aware of the occurrence of any event of default or an event which, with notice or the lapse of time or both, would constitute an event of default, a statement setting forth the details of such event of default or default and the action which we propose to take with respect to such default or event of default.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance” below.

Modification of the Indenture and Waiver of Covenants

Certain limited modifications of the indenture may be made without the necessity of obtaining the consent of the holders of the subordinated debt securities. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the outstanding subordinated debt securities of each series affected by those modifications and amendments. However, a modification or amendment affecting securities issued under the indenture requires the consent of the holder of each outstanding subordinated debt security under the indenture if it would:

•	change the stated maturity of the principal or interest of any security;

•	reduce the principal amounts of, any premium or interest on, any security or change the currency in which any such amounts are payable;

•	change the place of payment on a security;

•	impair the right to institute suit for the enforcement of any payment on any security on or after its stated maturity or redemption date;

•	reduce the percentage of holders whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify the provisions with respect to subordination of the subordinated debt securities in a manner adverse to the holders of those securities; or

•	modify the provisions dealing with modification and waiver of the indenture.

In addition, no modification or amendment to the indenture that affects the superior position of the holders of senior indebtedness shall be effective against any holder of senior indebtedness unless the holder shall have consented to the modification or amendment.

The holders of a majority of principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all securities of that series, waive any past default, except a default in the payment of principal or interest, and defaults in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding subordinated debt security affected.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding subordinated debt securities that are entitled to take any action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of the subordinated debt securities. If a record date is set for any action to be taken by holders of subordinated debt securities, such action may be taken only by persons who are holders of outstanding subordinated debt securities on the record date and must be taken within 180 days following the record date or such other period as we may specify (or as the trustee may specify, if it sets the record date). This period may be shortened or lengthened (but not beyond 180 days) from time to time.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any subordinated debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Subordinated Debt Securities Are Eligible

Only holders of outstanding subordinated debt securities of the applicable series will be eligible to participate in any action by holders of subordinated debt securities of that series. Also, we will count only outstanding subordinated debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a subordinated debt security will not be “outstanding:”

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “Defeasance and Covenant Defeasance—Full Defeasance;” or

•	if we or one of our affiliates is the beneficial owner.

Eligible Principal Amount of Some Subordinated Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a subordinated debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount increases over time or is not to be fixed until maturity.

For any subordinated debt security of the kind described below, we will decide how much principal amount to attribute to the subordinated debt security as follows:

•

for an original issue discount subordinated debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the subordinated debt security were accelerated to that date because of a default; or

•

for a subordinated debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that subordinated debt security. The principal amount of a subordinated debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

Form, Exchange and Transfer of Subordinated Debt Securities in Registered Form

If any subordinated debt securities cease to be issued in registered global form, they will be issued as follows unless we indicate otherwise in your prospectus supplement:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their subordinated debt securities for subordinated debt securities of smaller denominations or combined into fewer subordinated debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their subordinated debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated subordinated debt securities at that office. We have appointed the trustee to act as our agent for registering subordinated debt securities in the names of holders and transferring and replacing subordinated debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their subordinated debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any subordinated debt securities.

If we have designated additional transfer agents for your subordinated debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the subordinated debt securities of any series are redeemable and we redeem less than all those subordinated debt securities, we may block the transfer or exchange of those subordinated debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any subordinated debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any subordinated debt security being partially redeemed.

If a subordinated debt security is issued as a registered global subordinated debt security, only the depositary, Euroclear and Clearstream, Luxembourg, as applicable, will be entitled to transfer and exchange the subordinated debt security as described in this subsection, since it or they will be the sole holder of the subordinated debt security.

The rules for exchange described above apply to exchange of subordinated debt securities for other subordinated debt securities of the same series and kind. If a subordinated debt security is convertible, exercisable or exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Subordinated Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a subordinated debt security on an interest payment date, we will pay the interest to the person in whose name the subordinated debt security is registered at the close of business on the regular record date relating to the interest payment date as described under “Payment and Record Dates for Interest” below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the subordinated debt security. If principal or another amount besides interest is due on a subordinated debt security at maturity, we will pay the amount to the holder of the subordinated debt security against surrender of the subordinated debt security at a proper place of payment or, in the case of a global subordinated debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

The applicable prospectus supplement will specify the dates on which interest on any fixed rate subordinated debt security will be payable and the regular record dates relating to the interest payment dates. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Business Day. The term “business day” means, for any subordinated debt security, a day that meets all the following applicable requirements:

•

for all subordinated debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Arlington, Virginia or New York City generally are authorized or required by law or executive order to close;

•

if the subordinated debt security is a floating rate subordinated debt security whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•

if the subordinated debt security either is a floating rate subordinated debt security whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate subordinated debt security whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•

if the subordinated debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•

if the subordinated debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due

We will follow the practice described in this subsection when paying amounts due on the subordinated debt securities. All amounts due will be paid in United States dollars.

Payments on Global Subordinated Debt Securities. We will make payments on a global subordinated debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global subordinated debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—Special Consideration for Global Securities.”

Payments on Non-Global Subordinated Debt Securities. We will make payments on a subordinated debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the subordinated debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global subordinated debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the subordinated debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the subordinated debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their subordinated debt securities.

Payment When Offices Are Closed

If any payment is due on a subordinated debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any subordinated debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices subordinated debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed U.S. Bank National Association, at its principal office in Richmond, Virginia, as the paying agent for the subordinated debt securities. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global subordinated debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of subordinated debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

U.S. Bank National Association is initially serving as the trustee for the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under the indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable depositary or warrant agent or other third party employed by us or any of the foregoing, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an instrument defining the rights of security holders, to relieve us of the consequences of a breach or of our or its obligation to comply with a particular provision of such an instrument or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless specified otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York (“DTC”), will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and any applicable agent also will not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable depositary or warrant agent that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not the Company or any applicable agent, is responsible for deciding the names of the institutions that will be the initial direct holders.

SECURITIES ISSUED IN BEARER FORM

We may issue securities in bearer, rather than registered, form. If we do so, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to subordinated debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

Temporary and Permanent Bearer Global Securities

If we issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•

the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “Extensions for Further Issuances;” and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “United States Tax Certificate Required.”

Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions for Further Issuances

Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, those who own beneficial interests in the global bearer securities may be unable to resell their interests into the United States or to or for the account or benefit of a United States person until the 40th day after the additional securities have been distributed and sold.

United States Tax Certificate Required

We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary global bearer security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in that portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “Limitations on Issuance of Bearer Subordinated Debt Securities;”

•

is a foreign branch of a United States financial institution, as defined in applicable Treasury regulations, purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations under that section; or

•

is a financial institution holding for purposes of resale during the “restricted period,” as defined in Treasury regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless and until we or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer securities. We describe these below under “Limitations on Issuance of Bearer Subordinated Debt Securities.”

Legal Ownership of Bearer Securities

Securities in bearer form will not be registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, by the common depositary on their behalf and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

Neither we, the trustee nor any agent will recognize any owner of beneficial interests as a holder. Nor will we, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, communications or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own a beneficial interest in a global bearer security, you must look only to Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section entitled “Legal Ownership and Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if applicable, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons, unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices

If any bearer securities are listed on the Luxembourg Stock Exchange and that Exchange’s rules require, then as long as those securities are listed on that Exchange, we will give notices to holders of bearer securities by publication in a daily newspaper of general circulation in Luxembourg. We expect that newspaper to be, but it need not be, the Luxemburger Wort. If publication in Luxembourg is not so required or is not practical, the publication will be made elsewhere in Western Europe. The term “daily newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. A notice will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we may omit giving notice by publication.

Limitations on Issuance of Bearer Subordinated Debt Securities

In compliance with United States federal income tax laws and regulations, bearer subordinated debt securities, including bearer subordinated debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Treasury regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer subordinated debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer subordinated debt securities or during the restricted period, offer, sell, resell or deliver, directly or indirectly, any bearer subordinated debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer subordinated debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer subordinated debt securities.

We will not issue bearer subordinated debt securities under which the holder has a right to purchase bearer subordinated debt securities in non-global form. Upon the holder’s purchase of any underlying bearer subordinated debt securities, those bearer subordinated debt securities will be issued in temporary global bearer form and will be subject to the provisions described above relating to bearer global securities.

We will make payments on bearer subordinated debt securities only outside the United States and its possessions except as permitted by the above regulations.

Bearer subordinated debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer subordinated debt security or coupon.

As used in this section entitled “Securities Issued in Bearer Form,” “United States person” means:

•	a citizen or resident of the United States for United States federal income tax purposes;

•

a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury regulations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of such securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Stock Market (Global Select) in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

If required, each prospectus supplement relating to an offering of securities will state the terms of the offering, including, but not limited to:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of warrants in the course of hedging the positions they assume. We may also sell short the common stock issuable upon exercise of warrants and deliver common stock to close out short positions, or loan or pledge the preferred stock or the common stock issuable upon exercise of warrants to broker-dealers that in turn may sell the securities.

Our aggregate proceeds from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us in amounts to be negotiated immediately prior to the sale. In compliance with the requirements of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum commission, discount or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

In offering the securities, we may and any broker-dealers who execute sales for us may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by us and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

VALIDITY OF THE COVERED SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered pursuant to this prospectus will be passed upon for us by Troutman Sanders LLP, Richmond, Virginia. The opinion of Troutman Sanders LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by us and our Board of Directors in connection with the issuance and sale of any particular series of the securities, the specific terms of the securities and other matters which may affect the validity of the securities but which cannot be ascertained on the date of such opinion. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated balance sheets of Virginia Commerce Bancorp, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, included in our annual report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Yount, Hyde & Barbour, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

426,000 Shares of Common Stock

Series A Warrants to Purchase up to 426,000 Shares of Common Stock

Series B Warrants to Purchase up to 426,000 Shares of Common Stock

Common Stock

Series A Warrants

Series B Warrants

Prospectus Supplement